Exhibit 99.1

Myseum Highlights Monetization Strategy, Influencer Platform and New Safe Social Media Technology in Letter to Shareholders

NEW BRUNSWICK, N.J., Feb 10, 2026 (GLOBE NEWSWIRE) – Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology innovator, today issued a shareholder letter by CEO Darin Myman detailing the Company’s plans for revenue generation, developing Picture Party by Myseum (“Picture Party”) for influencers, continuing the development of its new safe social media technology, and executing on its strategic roadmap for near- and long-term growth.

Dear fellow shareholders,

The recent launch of Picture Party by Myseum has put us in an ideal position to take advantage of growing concerns about the privacy and safety of traditional social media. Over the next several months we will be launching new features, technology and platforms to use our patented technology to both create recurring revenue streams and also grow virally. Please keep in mind that Picture Party is a naturally viral technology that requires users to invite other users to join their picture party. Additionally, the focus on social media safety and AI concerns are creating important new uses for our platform.

Scheduled for release in March 2026, our new “Picture Party for Business” platform should provide important new revenue streams for the Company. We have been developing new technology for options such as adding moderators and previewing and approving posts that will allow businesses to control their own private social media environment while providing a direct connection with their customers, visitors or members. By offering both subscriptions and in-app purchases based on the size of the organization, these new features will make the platform attractive to businesses and organizations such as sports teams and events, concerts, wedding photographers, resorts, cruises, businesses, conventions, charities, clubs restaurants, bars, places of worship, party planners, wedding planners and pretty much any event or business where people are taking and posting photos and videos.

Leveraging our partnership with The Photo Managers and other affiliates, we are aiming to build a global network of hundreds of commission-based salespeople to quickly reach the millions of businesses and organizations that can benefit from our new social media technology. Additionally, we believe that new users sourced from businesses will adopt our platform into their personal lives, which should lead to significant advertising revenue for the Company.

Shortly after the release of the Picture Party for Business platform, we anticipate launching “Picture Party for Influencers.” Our new moderation tools combined with new and traditional revenue generation tools should be a very attractive value proposition for influencers.

Social media is headed for a monumental change. Global efforts to implement teen social media bans driven by mental health concerns are accelerating in 2026, with countries like Australia Spain and France having either already banned or are moving to restrict access for those under 15 or 16. These bans, often targeting platforms like Instagram, TikTok, and Snapchat, seek to limit exposure to cyberbullying and harmful content. At the same time, AI in social media has created significant new privacy concerns through massive data harvesting, automated surveillance, and predictive profiling without informed user consent. Key risks include the involuntary use of personal public-facing data to train AI models, voice/facial recognition surveillance, and the repurposing of user information for manipulative targeted advertising. Combining our advanced moderation tools in development with our privacy first platform creates a new market opportunity for Myseum. Parents or guardians would be able to create private and moderated social networks for younger users. Additional features such as moderator verification, post approval, invite approval and measuring social media time would be an integral part of this platform that would provide a safe space for our youth.

We have officially launched our user acquisition campaigns across multiple channels on Facebook, Instagram, Pinterest, YouTube and the Apple App Store . You may view a sample of the ads that target events, parties, family gathering and youth sports on our YouTube channel.

The rising concerns of traditional social media, the privacy threat from AI, and the general need to create an easier and more and private way to share make this the most exciting and important time in our Company’s history. It is our strong belief that we are in the right place, at the right time and with the right technology to win big.

Sincerely,

Darin Myman

CEO

Myseum, Inc.

About Picture Party by Myseum

Picture Party by Myseum introduces a new way to make sharing photos and videos easier, a lot more fun, and private. Picture Party is much more than a shared album; it’s a complete personal and private social network with a live feed that updates instantly as all your guests’ posts. You can share a post with dozens of pictures, comment and react. It even organizes your photos in an album, or you can relive the Picture Party with all the comments and posts as they happened. Unlike group chats that are unorganized, no matter when you join the Picture Party, you can see everything from the beginning. Picture Party makes it easier and more fun to share with the people right next to you, or anywhere in the world.

Picture Party solves everyday sharing frustrations by eliminating the common headaches of modern photo sharing:

●	No more passing around your phone for others to view your photos and videos.

●	No more crowds gathering over your shoulder to see a clip.

●	No more debating whether to text, drop, email, or tag group photos.

●	No more struggling with social media privacy, data exposure, or AI training risks.

Whether you’re at a family gathering, wedding, sporting event, vacation, concert, school function, or business meeting, everyone becomes a photographer, and no moment is missed. Instantly share group shots without ever chasing people for their copies again.

How it works:

Picture Party lets users instantly create private, encrypted spaces — called Picture Parties — to share photos and videos in curated, personal feeds.

Users can:

●	Create unlimited Picture Parties.

●	Invite anyone via text, QR code, or in-app invite.

●	Launch a Picture Party (a timed or ongoing shared event) in under a minute.

●	Add titles, comments, and reactions to posts.

●	Maintain complete control over privacy, interaction settings, and who can view or contribute.

Privacy:

The only people that can see your pictures are the ones who you invited to the picture party. All your media and texts are private and encrypted. You decide if pictures can be saved by your guests or who can invite people to the party.

The technology underpinning Picture Party by Myseum is supported by a newly allowed U.S. patent. The patent covers the core personal and private social networking architecture behind Picture Party and represents a significant milestone in Myseum’s intellectual property strategy. The Company believes the new IP is foundational to a new category of private social interaction and a key driver of long-term platform value.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Picture Party by Myseum, a next-generation social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. The platform is backed by both patented technology and proprietary software.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit Myseum.com and datchat.com/investors for more information.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

ir@datchats.com
800-658-8081

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